Exhibit 10.9

OPTION TO LEASE OR PURCHASE

THIS OPTION TO LEASE OR PURCHASE (this “Agreement”) is entered into as of June 1,1993, by and between KB ENTERPRISES, a Nevada corporation, (“Grantor”), and BOULDER STATION, INC., a Nevada corporation (“Holder”).

RECITALS

1.             Pursuant to that certain Ground Lease of even date herewith (the “around Lease”) by and between Grantor, as Landlord, and Holder, as Tenant, Grantor leases to holder that certain real property (the “Leased Lands”) located in Clark County, Nevada and more particularly described in the Ground Lease.

2.             Pursuant to that certain Offer and Acceptance Agreement and Earnest Honey Receipt (the “Existing Purchase Contract”) dated as of November 9, 1992 by and between Grantor as purchaser and Hermanson of Nevada, Inc. and Jeff Hermanson as trustee for the Dave Hermanson and Esther R. Hermanson 1982 Living Trust, as seller (“Seller”), Grantor agreed to acquire from Seller that certain real property contiguous to the Leased Lands and more particularly described on Exhibit A attached hereto (the “Property”).

3.             Subject to the acquisition of the Property by Grantor, Grantor desires to grant to Holder, and Holder desires to accept, on the terms and conditions hereof, the Transfer Option (as defined below).

AGREEMENT

For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1.             GRANTOR TRANSFER OPTION.

Subject to all of the terms and conditions of this Agreement and the acquisition of the Property by Grantor, Grantor hereby grants to Holder and Holder hereby accepts, an exclusive right and option (the “Transfer option”) to either (i) lease the Property from Grantor pursuant to a Lease substantially on the terms and conditions set forth in Exhibit B attached hereto (said lease being referred to herein as the “Lease” and the estate of the Holder so acquired being referred to herein as the “Leasehold Estate”, or (ii) purchase the Property from Grantor pursuant to a purchase agreement substantially on the terms and conditions set forth in Exhibit C attached hereto (said purchase contract being referred to herein as the “BSI Purchase Contract” and the estate of Holder so acquired being referred to herein as the “Fee interest”).

2.             PROVISIONS GOVERNING THE OPTION.

(a)           The term (the “Term”) of this Agreement shall commence on the date hereof and shall terminate on the first to occur of (i) the data on which Holder acquires the interest of Grantor under that certain Option to Acquire Interest Under

Purchase Contract of even date herewith between the parties hereto, or (ii) that date which is ten years after the date hereof.

(b)           Holder may exercise the Transfer Option at any time prior to the termination of this Agreement by delivering written notice to Grantor that it will exercise the Transfer Option and either (i) lease the Property on the term* and conditions of the Lease or (ii) acquire the Fee Interest pursuant to the BSI Purchase Contract.

3.             MISCELLANEOUS.

3.1           All Exhibits attached hereto are incorporated herein by reference.

3.2           Each individual and entity executing this Agreement hereby personally represents and warrants that he or it has the capacity sat forth on the signature pages hereof with full power and authority to bind the party on whose behalf he or it is executing this Agreement to the terms hereof.

3.3           This Agreement is the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to the matters contained in this Agreement.  Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or on behalf of the party to be bound thereby.  No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

3.4           This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the sane instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto.

3.5           Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement.

3.6           The parties agree to execute such instructions and instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

3.7           Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

3.8           The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto.  Section and Paragraph headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement.

3.9           This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

3.10         If any action is brought by either party against the other party, the prevailing party shall be entitled to recover from the other party reasonable attorney’s fees, costs and expenses incurred in connection with the prosecution or defense of such action.  For purposes of this Agreement, the term “attorney’s fees” or “attorney’s fees and costs” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostat, duplicating and other expenses, air freight charges and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

3.11         This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors, and assigns.

3.12         within five (5) business days after Grantor acquires the Property, the parties hereto shall execute and record a Memorandum of Option in a customary form to be reasonably agreed upon.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

“GRANTOR”	KB ENTERPRISES, a Nevada corporation

By:
Name
Title:

“HOLDER”	BOULDER STATION, INC., a Nevada corporation

By:
Name
Title: